UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	INNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on April 26, 2019, Innovate Biopharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”), dated as of March 17, 2019, between the Company and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), which in part, gave each Purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of the Company’s common stock having an exercise price per share of $2.13 and otherwise having the terms of the Long-Term Warrants (as defined in the Agreement) (collectively, the “New Warrants”) pursuant to a Securities Purchase Agreement to be entered into among the Company and each Purchaser that desires to purchase the New Warrants. On May 17, 2019, the Company and each Purchaser entered into such Securities Purchase Agreement (the “New Agreement”), and the Company issued New Warrants exercisable for an aggregate of 3,897,010 shares of the Company's common stock.

The New Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations and ongoing covenants of the Company. The New Warrants are exercisable beginning on the six month anniversary of their date of issuance until the five year anniversary of their date of issuance at an initial exercise price equal to $2.13, subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New Warrants. The New Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder shall have the right to receive a payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the New Warrants.

The New Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. The New Warrants will be exercisable on a “cashless” basis in certain circumstances as described in the New Warrants, including, among others, while there is no effective registration statement registering the shares of Common Stock issuable upon exercise of the New Warrants. No fractional shares of common stock will be issued in connection with the exercise of a New Warrant. In lieu of fractional shares, the Company will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder will not have the right to exercise any portion of the New Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice.

The issuance of the New Warrants is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Pursuant to the New Agreement, we have agreed to file a registration statement for resale of the shares of common stock underlying the New Warrants by June 17, 2019.

The foregoing description of the New Warrants and the New Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the form of New Warrant and the New Agreement, a copies of which are filed hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant (included in Exhibit 10.1)
10.1
Securities Purchase Agreement, dated May 17, 2019, by and among the Company and the Purchasers party thereto (included in Amendment, dated April 25, 2019, to Securities Purchase Agreement, dated as of March 17, 2019, by and among the Company and the Purchasers party thereto, filed as Exhibit 10.1 to Form 8-K filed on April 26, 2019 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: May 17, 2019	By:	/s/ Jay P. Madan
Jay P. Madan
President and Chief Business Officer